UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
September 28, 2021

ROSS STORES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-14678	94-1390387
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification
incorporation)		No.)

5130 Hacienda Drive, Dublin, California 94568
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(925) 965-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $.01	ROST	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Officer.

Effective October 1, 2021, the Board of Directors of Ross Stores, Inc. (the “Company”) has appointed Adam Orvos as Executive Vice President, Chief Financial Officer, and designated him as principal financial officer and principal accounting officer. Mr. Orvos will be 57 when he takes office in his new role.

Mr. Orvos joined Ross Stores in January 2021 as Group Senior Vice President, Supply Chain Administration. Previously he served as Senior Vice President, Retail Finance and Global Financial Planning & Analysis at Lowe’s from 2019 to 2020; Chief Financial Officer and Chief Operating Officer at Neiman Marcus from 2018 to 2019; and Executive Vice President – Retail and then Chief Executive Officer at Total Wine & More from 2016 to 2017. He also held several senior management positions at Belk Department Stores from 2006 to 2016, where he eventually became its Chief Financial Officer. Mr. Orvos began his retail career in 1987 at The May Department Stores Company, where he spent almost two decades in various financial roles ultimately rising to Chief Financial Officer at the Foley’s division.

As of the effective date of his promotion, Mr. Orvos has entered into a new executive employment agreement with the Company that provides for him to serve an initial term through September 30, 2025, subject to renewal by mutual agreement. Mr. Orvos is to receive a base salary of $750,000 per year. In connection with his promotion, he will also receive a Restricted Stock Award based on the closing price of the Company’s common stock on that day, with a notional value of $4,250,000 (vesting 20% on October 3, 2022, 20% on September 15, 2023, 30% on September 13, 2024, and 30% on September 12, 2025). He will also receive relocation benefits, including relocation bonus payments totaling $2,500,000, and a monthly $20,000 housing allowance for 12 months.

The new employment agreement for Mr. Orvos, like his prior agreement with the Company, also includes provisions regarding an annual cash incentive bonus with a target based on a percentage of his salary, severance benefits (including in the event of termination in conjunction with a change of control), reimbursement of certain estate planning costs, participation in benefit plans, and paid vacation days, on substantially similar terms to those the Company provides to its other senior executive officers, as described in the Company’s Proxy Statement filed with the Securities Exchange Commission on April 6, 2021. His employment agreement also includes provisions regarding non-solicitation of Company employees and business counterparties for 24 months following termination, non-disparagement, protection of Company confidential information, potential recoupment by the Company of performance-based compensation received if financial results are subsequently restated, and arbitration of disputes.

Item 7.01 Regulation FD Disclosure.

On September 29, 2021, the Company issued a press release regarding the appointment of Mr. Orvos. The full text of the Company’s press release is attached hereto as Exhibit 99.1.

The information furnished with this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	September 29, 2021 Press Release by Ross Stores, Inc.
104	Cover Page Interactive Data File. (The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2021

ROSS STORES, INC.
Registrant

By:	/s/ Ken Jew
Ken Jew
Group Senior Vice President, General Counsel and Corporate
Secretary